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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Selected Consolidated Financial Data" and to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-43716, 333-50579, 333-50581, 333-50585, 333-53331, 333-62884, 333-65405) pertaining to the Restricted Stock and Nonstatutory Stock Option Awards to Certain Employees, the Trammell Crow Company Employee Stock Purchase Plan, as amended, the Trammell Crow Company 1997 Stock Option Plan, the Trammell Crow Company Long-Term Incentive Plan, as amended, the Trammell Crow Company Retirement Savings Plan, and Restricted Stock to Certain Employees of our report dated February 17, 2003, with respect to the consolidated financial statements and schedule of Trammell Crow Company and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2002.

Dallas, Texas
March 27, 2003

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CONSENT OF INDEPENDENT AUDITORS